news release

FOR RELEASE AT 5:15 AM CT	EXHIBIT 99.1
JANUARY 31, 2025
Chevron Reports Fourth Quarter 2024 Results
•Reported earnings of $3.2 billion; adjusted earnings of $3.6 billion
•Returned record $27 billion cash to shareholders in 2024
•Increased 2024 worldwide and U.S. production by 7 and 19 percent to record levels
•Delivered key project start-ups and milestones in the U.S. and Kazakhstan
•Announced a 5 percent increase in quarterly dividend to $1.71 per share
Houston (January 31, 2025) – Chevron Corporation (NYSE: CVX) reported earnings of $3.2 billion ($1.84 per share - diluted) for fourth quarter 2024, compared with $2.3 billion ($1.22 per share - diluted) in fourth quarter 2023. Included in the quarter were severance charges of $715 million and impairment charges of $400 million. Foreign currency effects increased earnings by $722 million. Adjusted earnings of $3.6 billion ($2.06 per share - diluted) in fourth quarter 2024 compared to adjusted earnings of $6.5 billion ($3.45 per share - diluted) in fourth quarter 2023. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Total Earnings / (Loss)	$ MM	$3,239	$4,487	$2,259	$17,661	$21,369
Upstream	$ MM	$4,304	$4,589	$1,586	$18,602	$17,438
Downstream	$ MM	$(248)	$595	$1,147	$1,727	$6,137
All Other	$ MM	$(817)	$(697)	$(474)	$(2,668)	$(2,206)
Earnings Per Share - Diluted	$/Share	$1.84	$2.48	$1.22	$9.72	$11.36
Adjusted Earnings (1)	$ MM	$3,632	$4,531	$6,453	$18,256	$24,693
Adjusted Earnings Per Share - Diluted (1)	$/Share	$2.06	$2.51	$3.45	$10.05	$13.13
Cash Flow From Operations (CFFO)	$ B	$8.7	$9.7	$12.4	$31.5	$35.6
CFFO Excluding Working Capital (1)	$ B	$5.3	$8.3	$11.4	$30.3	$38.8
(1) See non-GAAP reconciliation in attachments
“In 2024, we delivered record production, returned record cash to shareholders and started up key growth projects,” said Mike Wirth, Chevron’s chairman and chief executive officer. Worldwide and U.S. net oil-equivalent production increased 7 and 19 percent, respectively, from last year.
The company started up several key projects in the Gulf of America, including the industry-first, high-pressure Anchor project. In Kazakhstan, Tengizchevroil completed the Wellhead Pressure Management Project and recently started up the Future Growth Project. Chevron also repurchased over $15 billion of its shares in 2024, extending its track record of repurchasing shares in 17 out of the last 21 years.
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“We strengthened our portfolio and committed to reduce costs and maintain capital discipline, positioning us for significant free cash flow growth,” Wirth concluded.
The company recently closed asset sales in Canada, the Republic of Congo and Alaska, progressed the acquisition of Hess Corporation, and announced a target of $2-3 billion of structural cost reductions by the end of 2026.
Financial and Business Highlights

	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Return on Capital Employed (ROCE)%		7.6%	10.1%	5.1%	10.1%	11.9%
Capital Expenditures (Capex)	$ B	$4.3	$4.1	$4.4	$16.4	$15.8
Affiliate Capex	$ B	$0.6	$0.6	$0.9	$2.4	$3.5
Free Cash Flow (1)	$ B	$4.4	$5.6	$8.1	$15.0	$19.8
Free Cash Flow ex. working capital (1)	$ B	$1.0	$4.2	$7.1	$13.8	$23.0
Debt Ratio (end of period)%		13.9%	14.2%	11.5%	13.9%	11.5%
Net Debt Ratio (1) (end of period)%		10.4%	11.9%	7.3%	10.4%	7.3%
Net Oil-Equivalent Production	MBOED	3,350	3,364	3,392	3,338	3,120
(1) See non-GAAP reconciliation in attachments
2024 Financial Highlights
•Reported earnings decreased compared to last year primarily due to lower margins on refined product sales, lower realizations, and severance charges, partially offset by the absence of charges for decommissioning obligations for previously sold assets, higher sales volumes and lower impairment charges.
•Worldwide and U.S. net oil-equivalent production set annual records. Worldwide production increased 7 percent from a year ago primarily due to nearly 18 percent growth in the Permian Basin and a full year of legacy PDC Energy, Inc. (PDC) production.
•Year-end 2024 proved reserves were approximately 9.8 billion barrels of net oil-equivalent, subject to final reviews. The largest reductions were from production and the sale of oil sands and shale and tight assets in Canada, and the largest additions were from extensions and discoveries in the Permian and Denver-Julesburg (DJ) Basins.
•Capex was slightly higher than 2023, primarily due to higher upstream investments. Affiliate capex was down $1.1 billion, primarily due to lower spend at the company’s Tengizchevroil (TCO) affiliate in Kazakhstan.
•Cash flow from operations was lower than a year ago mainly due to lower earnings and higher payments related to asset retirement obligations, partially offset by favorable working capital effects.
•Cash flow from investing improved from last year driven by $7.7 billion of proceeds from asset sales in Canada and the U.S.
•The company returned a record $27.0 billion of cash to shareholders during the year, including share repurchases of $15.2 billion and dividends of $11.8 billion. Over the past three years, the company has returned over $75 billion to shareholders.
•The company’s Board of Directors declared a 5 percent increase in the quarterly dividend to one dollar and seventy-one cents ($1.71) per share, payable March 10, 2025, to all holders of common stock as shown on the transfer records of the corporation at the close of business on February 14, 2025.

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Business Highlights and Milestones
•Started production at the industry-first 20,000 psi deepwater Anchor project, began water injection to boost production from the Jack/St. Malo and Tahiti fields, and started production from the Whale semi-submersible platform in the Gulf of America.
•Started production at the Future Growth Project in January 2025, which is expected to ramp up total output to around one million barrels of oil-equivalent per day, and completed the Wellhead Pressure Management Project at TCO.
•Recently announced plans to jointly develop scalable power solutions using natural gas-fired turbines with flexibility to integrate carbon capture and storage to support growing energy demand from U.S. data centers.
•Achieved first gas on the Sanha Lean Gas Connection project, securing incremental natural gas supply to the Angola Liquefied Natural Gas facility.
•Extended the Meji field offshore Nigeria with a near-field discovery and added 20 years to the deepwater Agbami concession through 2044.
•Upgraded the Pasadena Refinery to increase product flexibility and expand the processing capacity of lighter crude oil by nearly 15 percent to 125,000 barrels per day.
•Increased the company’s exploration acreage position in the Gulf of America, Angola, Brazil, Equatorial Guinea, Uruguay and Namibia (subject to government approval).
•Completed the sale of the company’s interest in the Athabasca Oil Sands Project and Duvernay shale assets in Canada, certain assets in Alaska, and in 2025, the Republic of Congo.
•Progressed the company’s pending merger with Hess Corporation by securing Hess stockholder approval and clearing Federal Trade Commission antitrust review.
•Completed projects and operational changes designed to abate 700,000 tonnes of carbon dioxide-equivalent from the company’s operations.
•Drilled onshore and offshore stratigraphic wells to delineate carbon dioxide storage potential through the company’s joint venture, Bayou Bend CCS LLC.
•Launched a $500 million Future Energy Fund III focused on venture investments in technology-based solutions that have the potential to enable affordable, reliable and lower carbon energy.
Segment Highlights
Upstream

U.S. Upstream	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Earnings / (Loss)	$ MM	$1,420	$1,946	$(1,347)	$7,602	$4,148
Net Oil-Equivalent Production	MBOED	1,646	1,605	1,598	1,599	1,349
Liquids Production	MBD	1,189	1,156	1,164	1,152	997
Natural Gas Production	MMCFD	2,743	2,694	2,604	2,684	2,112
Liquids Realization	$/BBL	$53.12	$54.86	$58.69	$56.24	$59.19
Natural Gas Realization	$/MCF	$1.62	$0.55	$1.62	$1.04	$1.67
•U.S. upstream earnings were higher than the year-ago period primarily due to the absence of charges from decommissioning obligations for previously sold assets in the Gulf of America and impairment charges mainly from assets in California, partly offset by lower realizations and severance charges.

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•U.S. net oil-equivalent production was up 48,000 barrels per day from a year earlier and set a new quarterly record, primarily due to higher production in the Permian Basin, partly offset by hurricane related impacts in the Gulf of America.

International Upstream	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Earnings / (Loss) (1)	$ MM	$2,884	$2,643	$2,933	$11,000	$13,290
Net Oil-Equivalent Production	MBOED	1,704	1,759	1,794	1,739	1,771
Liquids Production	MBD	797	834	851	823	833
Natural Gas Production	MMCFD	5,437	5,550	5,661	5,494	5,632
Liquids Realization	$/BBL	$67.33	$70.59	$74.54	$71.38	$71.70
Natural Gas Realization	$/MCF	$7.67	$7.46	$7.31	$7.32	$7.69
(1) Includes foreign currency effects	$ MM	$597	$13	$(162)	$395	$376
•International upstream earnings were lower than a year ago primarily due to lower realizations, higher operating expense in part due to severance charges, impairments and lower liftings, partly offset by favorable foreign currency effects, largely in Australia.
•Net oil-equivalent production during the quarter was down 90,000 barrels per day from a year earlier primarily due to downtime at TCO, Canada asset sale and withdrawal from Myanmar.

Downstream

U.S. Downstream	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Earnings / (Loss)	$ MM	$(348)	$146	$470	$531	$3,904
Refinery Crude Unit Inputs	MBD	893	995	950	917	962
Refined Product Sales	MBD	1,257	1,312	1,298	1,286	1,287
•U.S. downstream reported a loss in fourth quarter 2024. The results were lower than the year-ago period primarily due to lower margins on refined product sales, higher operating expenses, in part due to severance charges, and impairments.
•Refinery crude unit inputs, including crude oil and other inputs, decreased 6 percent from the year-ago period primarily related to the upgrade of the Pasadena, Texas refinery that was completed during fourth quarter 2024.
•Refined product sales decreased 3 percent compared to the year-ago period primarily due to lower demand for jet fuel, partly offset by higher demand for gasoline.

International Downstream	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Earnings / (Loss) (1)	$ MM	$100	$449	$677	$1,196	$2,233
Refinery Crude Unit Inputs	MBD	651	628	634	646	636
Refined Product Sales	MBD	1,557	1,507	1,437	1,495	1,445
(1) Includes foreign currency effects	$ MM	$126	$(55)	$(58)	$126	$(12)
•International downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales and impairments, partly offset by favorable foreign currency effects.
•Refinery crude unit inputs, including crude oil and other inputs, increased 3 percent from the year-ago period primarily due to the absence of a turnaround in Singapore.
•Refined product sales increased 8 percent from the year-ago period primarily due to increased trading volumes.

All Other

All Other	Unit	4Q 2024	3Q 2024	4Q 2023	2024	2023
Net charges (1)	$ MM	$(817)	$(697)	$(474)	$(2,668)	$(2,206)
(1) Includes foreign currency effects	$ MM	$(1)	$(2)	$(259)	$(1)	$(588)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to higher employee benefit costs, severance charges and higher interest expense, partly offset by the absence of prior year unfavorable foreign currency effects.

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of fourth quarter 2024 earnings with security analysts will take place on Friday, January 31, 2025, at 10:00 a.m. CT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 5:30 a.m. CT and located under “Events and Presentations” in the “Investors” section on the Chevron website. Chevron also publishes a “Sensitivities and Forward Guidance” document with consolidated guidance and sensitivities that is updated quarterly and posted to the Chevron website the month prior to earnings calls.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs. Structural cost reductions describe decreases in operating expenses from operational efficiencies, divestments, and other cost saving measures that are expected to be sustainable compared with 2024 levels.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, X: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents, time deposits and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the risk that regulatory approvals and clearances related to the Hess Corporation (Hess) transaction are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the Hess transaction, including as a result of the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement; risks that such ongoing arbitration is not satisfactorily resolved and the potential transaction fails to be consummated; uncertainties as to whether the potential transaction, if consummated, will achieve its anticipated economic benefits, including as a result of risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2023 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended December 31,		Year Ended December 31,
REVENUES AND OTHER INCOME	2024	2023	2024	2023
Sales and other operating revenues	$48,334	$48,933	$193,414	$196,913
Income (loss) from equity affiliates	688	990	4,596	5,131
Other income (loss)	3,204	(2,743)	4,782	(1,095)
Total Revenues and Other Income	52,226	47,180	202,792	200,949
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	30,148	28,477	119,206	119,196
Operating expenses (1)	9,257	7,523	32,493	29,240
Exploration expenses	449	254	995	914
Depreciation, depletion and amortization	4,973	6,254	17,282	17,326
Taxes other than on income	1,141	1,062	4,716	4,220
Interest and debt expense	199	120	594	469
Total Costs and Other Deductions	46,167	43,690	175,286	171,365
Income (Loss) Before Income Tax Expense	6,059	3,490	27,506	29,584
Income tax expense (benefit)	2,800	1,247	9,757	8,173
Net Income (Loss)	3,259	2,243	17,749	21,411
Less: Net income (loss) attributable to noncontrolling interests	20	(16)	88	42
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$3,239	$2,259	$17,661	$21,369

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$1.85	$1.23	$9.76	$11.41
- Diluted	$1.84	$1.22	$9.72	$11.36
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,770,310	1,861,474	1,809,583	1,872,737
- Diluted	1,777,366	1,868,101	1,816,602	1,880,307

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,755 million and 1,851 million at December 31, 2024, and December 31, 2023, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Upstream
United States	$1,420	$(1,347)	$7,602	$4,148
International	2,884	2,933	11,000	13,290
Total Upstream	4,304	1,586	18,602	17,438
Downstream
United States	(348)	470	531	3,904
International	100	677	1,196	2,233
Total Downstream	(248)	1,147	1,727	6,137
All Other	(817)	(474)	(2,668)	(2,206)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$3,239	$2,259	$17,661	$21,369

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$6,781	$8,178
Time Deposits	$4	$—
Marketable securities	$—	$45
Total assets	$256,938	$261,632
Total debt	$24,541	$20,836
Total Chevron Corporation stockholders’ equity	$152,318	$160,957
Noncontrolling interests	$839	$972

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$176,859	$181,793
Debt ratio (Total debt / Total debt plus stockholders’ equity)	13.9%	11.5%

Adjusted debt (Total debt less cash and cash equivalents, time deposits and marketable securities)	$17,756	$12,613
Adjusted debt plus total stockholders’ equity	$170,074	$173,570
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	10.4%	7.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total reported earnings	$3,239	$2,259	$17,661	$21,369
Noncontrolling interest	20	(16)	88	42
Interest expense (A/T)	181	111	539	432
ROCE earnings	3,440	2,354	18,288	21,843
Annualized ROCE earnings	13,760	9,416	18,288	21,843
Average capital employed (1)	180,285	184,786	180,232	183,173
ROCE	7.6%	5.1%	10.1%	11.9%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended December 31,		Year Ended December 31,
CAPEX BY SEGMENT	2024	2023	2024	2023
United States
Upstream	$2,355	$2,608	$9,481	$9,842
Downstream	327	418	1,443	1,536
Other	132	133	406	351
Total United States	2,814	3,159	11,330	11,729

International
Upstream	1,388	1,094	4,850	3,836
Downstream	127	93	251	237
Other	9	15	17	27
Total International	1,524	1,202	5,118	4,100
CAPEX	$4,338	$4,361	$16,448	$15,829

AFFILIATE CAPEX (not included above)
Upstream	$341	$517	$1,451	$2,310
Downstream	294	333	998	1,224
AFFILIATE CAPEX	$635	$850	$2,449	$3,534

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary) (1)	Three Months Ended December 31,		Year Ended December 31,

OPERATING ACTIVITIES	2024	2023	2024	2023
Net Income (Loss)	$3.3	$2.2	$17.7	$21.4
Adjustments
Depreciation, depletion and amortization	5.0	6.3	17.3	17.3
Distributions more (less) than income from equity affiliates	0.1	1.4	(0.4)	(0.9)
Loss (gain) on asset retirements and sales	(1.4)	—	(1.7)	(0.1)
Net foreign currency effects	(0.7)	0.7	(0.6)	0.6
Deferred income tax provision	(0.3)	(1.0)	1.2	0.3
Net decrease (increase) in operating working capital	3.4	1.0	1.2	(3.2)
Other operating activity	(0.6)	1.9	(3.3)	0.2
Net Cash Provided by Operating Activities	$8.7	$12.4	$31.5	$35.6

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	—	—	0.1
Capital expenditures (Capex)	(4.3)	(4.4)	(16.4)	(15.8)
Proceeds and deposits related to asset sales and returns of investment	7.1	0.3	7.7	0.7
Other investing activity	(0.1)	—	(0.2)	(0.1)
Net Cash Provided by (Used for) Investing Activities	$2.7	$(4.1)	$(8.9)	$(15.2)

FINANCING ACTIVITIES
Net change in debt	(1.4)	—	3.6	(4.1)
Cash dividends — common stock	(2.9)	(2.8)	(11.8)	(11.3)
Shares issued for share-based compensation	0.1	—	0.3	0.3
Shares repurchased (2)	(4.6)	(3.4)	(15.4)	(14.9)
Distributions to noncontrolling interests	—	—	(0.2)	—
Net Cash Provided by (Used for) Financing Activities	$(8.8)	$(6.2)	$(23.5)	$(30.1)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(0.1)	0.1	(0.1)	(0.1)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$2.5	$2.3	$(1.0)	$(9.8)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$8.7	$12.4	$31.5	$35.6
Less: Net decrease (increase) in operating working capital	3.4	1.0	1.2	(3.2)
Cash Flow from Operations Excluding Working Capital	$5.3	$11.4	$30.3	$38.8

Net Cash Provided by Operating Activities	$8.7	$12.4	$31.5	$35.6
Less: Capital expenditures	4.3	4.4	16.4	15.8
Free Cash Flow	$4.4	$8.1	$15.0	$19.8
Less: Net decrease (increase) in operating working capital	3.4	1.0	1.2	(3.2)
Free Cash Flow Excluding Working Capital	$1.0	$7.1	$13.8	$23.0
(1) Totals may not match sum of parts due to presentation in billions.
(2) Three months and year ended December 31, 2024 includes $145 million of excise tax payments for 2023 shares repurchases.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023			Year Ended December 31, 2024			Year Ended December 31, 2023
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,420			$(1,347)			$7,602			$4,148
Int'l Upstream			2,884			2,933			11,000			13,290
U.S. Downstream			(348)			470			531			3,904
Int'l Downstream			100			677			1,196			2,233
All Other			(817)			(474)			(2,668)			(2,206)
Net Income (Loss) Attributable to Chevron			$3,239			$2,259			$17,661			$21,369

SPECIAL ITEMS
U.S. Upstream
Write-offs & impairments	$—	$—	$—	$(2,324)	$559	$(1,765)	$—	$—	$—	$(2,324)	$559	$(1,765)
Decommissioning obligations	—	—	—	(2,561)	611	(1,950)	—	—	—	(2,561)	611	(1,950)
Severance	(240)	57	(183)	—	—	—	(240)	57	(183)	—	—	—
Int'l Upstream
Write-offs & impairments	(164)	39	(125)	—	—	—	(164)	39	(125)	—	—	—
Tax items	—	—	—	—	—	—	—	—	—	—	655	655
Severance	(197)	78	(119)	—	—	—	(197)	78	(119)	—	—	—
U.S. Downstream
Write-offs & impairments	(118)	28	(90)	—	—	—	(118)	28	(90)	—	—	—
Severance	(247)	59	(188)	—	—	—	(247)	59	(188)	—	—	—
Int'l Downstream
Write-offs & impairments	(243)	58	(185)	—	—	—	(243)	58	(185)	—	—	—
Severance	(22)	5	(17)	—	—	—	(22)	5	(17)	—	—	—
All Other
Pension settlement costs	—	—	—	—	—	—	—	—	—	(53)	13	(40)
Severance	(274)	66	(208)	—	—	—	(274)	66	(208)	—	—	—

Total Special Items	$(1,505)	$390	$(1,115)	$(4,885)	$1,170	$(3,715)	$(1,505)	$390	$(1,115)	$(4,938)	$1,838	$(3,100)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$597			$(162)			$395			$376
Int'l Downstream			126			(58)			126			(12)
All Other			(1)			(259)			(1)			(588)
Total Foreign Currency Effects			$722			$(479)			$520			$(224)

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$1,603			$2,368			$7,785			$7,863
Int'l Upstream			2,531			3,095			10,849			12,259
U.S. Downstream			(70)			470			809			3,904
Int'l Downstream			176			735			1,272			2,245
All Other			(608)			(215)			(2,459)			(1,578)
Total Adjusted Earnings/(Loss)			$3,632			$6,453			$18,256			$24,693

Total Adjusted Earnings/(Loss) per share			$2.06			$3.45			$10.05			$13.13

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.